Ultra Petroleum Corp.	Exhibit 10.1

ULTRA PETROLEUM CORP.

2017 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED JUNE 8, 2018

(Effective as of June 8, 2018)

ULTRA PETROLEUM CORP.
2017 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED JUNE 8, 2018

Section 1.

GENERAL PROVISIONS RELATING TO
PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Background and Purpose

Ultra Petroleum Corp., a Yukon, Canada corporation (the “Company”), has adopted this plan document, entitled “Ultra Petroleum Corp. 2017 Stock Incentive Plan, as Amended and Restated” (the “Plan”), effective as of June 8, 2018 (the “Effective Date”); provided that to the extent required by any applicable listing requirement, any changes to the classes of service providers eligible to receive awards hereunder will become effective upon receipt of shareholder approval.  The Plan amends and restates the Ultra Petroleum Corp. 2017 Stock Incentive Plan effective April 12, 2017 (the “Prior Plan”) including for the purposes of addressing recent changes in law.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment and retention of selected key Employees, Consultants, and Outside Directors, (b) motivating superior performance of key Employees, Consultants, and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants, and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining key Employees, Consultants, and Outside Directors, by providing competitive compensation opportunities, and (e) enabling key Employees, Consultants, and Outside Directors to share in the long-term growth and success of the Company.

The Plan provides for payment of various forms of compensation.  It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

The Plan will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 8.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions.

1.2	Definitions

The following terms shall have the meanings set forth below:

Affiliate

.  Any Subsidiary and any other Person that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Committee.

Authorized Officer

. The Chairman of the Board, the CEO or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself or herself.

Board

.  The then-current Board of Directors of the Company.

Cause

.  When used in connection with the termination of a Grantee’s Employment, shall have the meaning set forth in the Grantee’s employment agreement with the Company (or its Parent or Subsidiary), and in the absence of such an agreement (or if “Cause” is not defined in such agreement), and provided that “Cause” is not otherwise defined in the Grantee’s Incentive Agreement, shall mean the termination of the Grantee’s Employment by the Company or any Affiliate by reason of:

(i)	the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony;
(ii)	the commission by the Grantee of a material act of fraud upon the Company or any Affiliate, or any customer or supplier thereof;
(iii)	the misappropriation of any funds or property of the Company or any Affiliate, or any customer or supplier thereof;
(iv)

the engagement by the Grantee in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company’s or Affiliate’s conflict of interest policy, if any, then in effect;

(v)

the engagement by the Grantee, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Affiliate; or

(vi)

with respect to any Grantee who is an Employee (A) a material breach by Employee during his or her employment period of any of the restrictive covenants set out in his or her employment agreement with the Company or any Affiliate, if applicable, or (B) the willful, material and repeated nonperformance of Employee’s duties to the Company or any Affiliate (other than by reason of Employee’s illness or incapacity), but Cause shall not exist under clause (A) or (B) (above) until after written notice from the Board has been given to Employee of such material breach or nonperformance (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Employee has breached the agreement or not substantially performed his or her duties), and Employee has failed to cure such alleged breach or nonperformance within the time period set by the Board in good faith, but in its sole and absolute discretion; and, for purposes of this subsection (vii), no act or failure to act on Employee’s part shall be deemed “willful” unless it is done or omitted by Employee not in good faith and without his or her reasonable belief that such action or omission was in the best interest of the Company (assuming disclosure by Employee of all pertinent facts, any action or omission by Employee after consultation with, and in accordance with the advice of, legal counsel retained by the Company shall be deemed to have been taken in good faith and to not be willful for purposes of this definition of “Cause”).

CEO

.  The then-current Chief Executive Officer of the Company.

Change in Control

.  Any of the events described in and subject to Section 7.8.

Code

.  The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

Committee

.  The committee appointed by the Board to administer the Plan. The Committee shall be comprised of not less than two members of the Compensation Committee of the Board who are Independent Directors (or any successor committee or subcommittee of the Board designated by the Board) which committee or subcommittee shall be comprised of two or more members of the Board each of whom is an Independent Director. The Committee may be the Compensation Committee of the Board (or any subcommittee of the Compensation Committee) provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.  The Board, in its discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee.  The members of the Committee shall serve at the discretion of the Board.

Notwithstanding any other provision of the Plan, any Incentive Awards that are to be granted under the Plan to Outside Directors shall be approved by the Board, or made in accordance with a policy or program that is approved by the Board; provided, however, the Committee may recommend such Incentive Awards, policy or program to the Board for its approval.  With respect to the grant of Incentive Awards to Outside Directors, all rights, powers and authorities vested in the Committee under the Plan with respect thereto shall instead be exercised by the Board, and thus any reference in the Plan to the Committee shall be deemed to include a reference to the Board when acting in such capacity. When the Board exercises its authority to act in its capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in such capacity.

Common Stock

.  The common stock of the Company, no par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

Company

.  Ultra Petroleum Corp., a corporation organized under the laws of Yukon, Canada, and any successor in interest thereto.

Company Group

.  Company Group means the Company, UP Energy Corporation, Ultra Resources, Inc., Keystone Gas Gathering, LLC, Ultra Wyoming, Inc., Ultra Wyoming LGS, LLC, UPL Pinedale, LLC, UPL Three Rivers Holdings, LLC, and any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Emergence Date, pursuant to the Plan of Reorganization.

(l)Consultant.  Consultant means any independent contractor and/or advisor to the Company.  For the avoidance of doubt, the Committee may grant Awards to Consultants hereunder that are contingent upon shareholder approval of the Plan.

Disability

.  As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Grantee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Code Section 22(e)(3).  A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination(s) required in the opinion of such physician.

Emergence Date

.  Emergence Date has the same meaning as “Effective Date” in the Plan of Reorganization.

Emergence Value

.  Emergence Value has the same meaning as “Settlement Plan Value” in the Plan of Reorganization.

Enterprise Value

.  As of a given date, Enterprise Value means the total enterprise value of the Company Group, based on the weighted average closing price of the Common Stock during the immediately preceding consecutive 30-day period, as reported on the principal exchange on which the Common Stock is traded.

Employee

.  Any employee of the Company (or any Parent or Subsidiary), within the meaning of Code Section 3401(c), including, without limitation, officers who are members of the Board.

Employment

.  Employment means that the individual is employed as an Employee, or engaged as an Outside Director, by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Code

Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Code Section 424(a).  In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement.

The term “Employment” for purposes of the Plan shall include current membership on the Board by an Outside Director.

All determinations hereunder regarding Employment, and termination of the status of Employment for purposes of the Plan, shall be made by the Committee in its discretion.

Exchange Act

.  The Securities Exchange Act of 1934, as amended.

Fair Market Value

.  While the Company is a Publicly Held Corporation, the Fair Market Value of one Share, on the date as of which such Fair Market Value is to be determined, is equal to: (i) if the Shares are then principally listed or admitted to trading on the New York Stock Exchange (or another national securities exchange), (A) the average of the high sale price and low sale price of a Share on such date, as quoted on the securities exchange on which Shares are then principally listed or admitted to trading, (which information may be derived from reports of share prices on the internet) or (B) if there is no such high sale price or low sale price quoted on such date, the closing sales price of a Share on the immediately preceding business day, as quoted on such securities exchange as reported by such internet sources; or (ii) if the Shares are then not principally listed or admitted to trading on the New York Stock Exchange (or any other national securities exchange), the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System.  If, on the date as of which Fair Market Value is to be determined, there were no trades of Shares reported on the New York Stock Exchange (or any other national securities exchange) on which Shares are then principally listed or admitted to trading, then the Fair Market Value shall be determined by reference to the last preceding date on which such trades were so reported.

If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion.  In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its discretion, it deems advisable under the circumstances.  With respect to Stock Options, SARs, and other Incentive Awards subject to Code Section 409A, the Fair Market Value shall be determined by the Committee consistent with the requirements of Section 409A in order to satisfy the exception under Code Section 409A for such Incentive Awards.

Grantee

.  Any Employee, Consultant, or Outside Director who is granted an Incentive Award under the Plan.

Immediate Family

.  With respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

Incentive Agreement

.  The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 6.1.

Incentive Award

.  A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, or Other Stock-Based Award.

Independent Director

. A member of the Board who qualifies as (i) an “outside director” under Rule 5605(a)(2) of the NASDAQ Stock Market Rules and (ii) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

Insider

.  While the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

Nonstatutory Stock Option

.  A Stock Option granted by the Committee to a Grantee under Section 2.

Option Price

.  The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

Other Stock-Based Award

.  An Incentive Award granted by the Committee to a Grantee under Section 5.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

Outside Director

.  A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Affiliate, including an Independent Director.

Parent

.  Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Code Section 424(e).

Performance-Based Award

.  A grant of an Incentive Award, or portion thereof, under the Plan pursuant to Section 6.

Performance Criteria

(hh).  The business criteria that are specified by the Committee pursuant to Section 6 for an Incentive Award; the satisfaction of such business criteria during the Performance Period being required for the grant and/or vesting of the Incentive Award to occur, as specified in the applicable Incentive Agreement.

Performance Period

.  A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to, and the payment value of, any Incentive Award.

Person

.  Any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

Plan

.  This Ultra Petroleum Corp. 2017 Stock Incentive Plan as amended and restated [ ], as effective on the Effective Date, which is set forth herein and as it may be amended from time to time.

Plan of Reorganization

. The Debtors’ Joint Chapter 11 Plan of Reorganization of Ultra Petroleum Corp., et. al., filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, on December 6, 2016.

Plan Year

.  The calendar year.  The first Plan Year begins on the Effective Date.

Pre-Emergence Board

.  Pre-Emergence Board has the same meaning as “pre-Effective Date HoldCo Board” in the Plan of Reorganization.

Publicly Held Corporation

.  A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

Restricted Stock

.  One or more Shares of Common Stock that are issued or transferred to a Grantee pursuant to Section 3 and subject to certain restrictions as set forth in the Plan and in the Grantee’s Incentive Agreement.

Restricted Stock Award

.  An authorization by the Committee to issue or transfer Restricted Stock to a Grantee pursuant to Section 3.

Restricted Stock Unit

.  A right granted to a Grantee pursuant to Section 4 which entitles the Grantee to receive one Share or the cash equivalent on the vesting date, which right is subject to certain restrictions as set forth in the Plan and in the Grantee’s Incentive Agreement.

Restriction Period

.  The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

Retirement

.  The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 62 years, or such other age as may be designated by the Committee in the Grantee’s Incentive Agreement.

Share

. A share of the Common Stock of the Company.

Share Pool

.  The number of shares authorized for issuance under Section 1.4, as adjusted for (i) awards and payouts under Section 1.5 and (ii) changes and adjustments as described in Section 7.6.

Spread

.  The excess (if any) of the Fair Market Value of a Share on the date of exercise of a SAR over the exercise price per Share specified in the SAR grant.

Stock Appreciation Right or SAR

.  A Stock Appreciation Right as described in Section 2.5.

Stock Option or Option

.  Pursuant to Section 2, a Nonstatutory Stock Option granted to an Employee, Consultant, or Outside Director, pursuant to which the Grantee has the right to purchase Shares of Common Stock.

Subsidiary

.  Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Code Section 424(f) or any other form of entity in which the Company (or an Affiliate of the Company in which the Company owns a greater than 50% equity interest, directly or indirectly) owns a greater than 50% equity interest.

(aaa)Transfer (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have a correlative meaning.

1.3	Plan Administration

Authority of the Committee

.  Except as may be limited by law and subject to the provisions herein, the Committee shall have the complete power and authority to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

Meetings

.  The Committee shall designate a chairman from among its members who shall preside at its meetings, and shall designate a secretary, without regard to whether that individual is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings.  The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.  The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

Decisions Binding

.  All determinations and decisions of the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all Persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries.  The Committee’s decisions and determinations with respect to the Plan or any Incentive Award need not be uniform and may be made selectively among Incentive Awards, Grantees and Persons, whether or not such Incentive Awards are similar or such Persons are similarly situated.

Modification of Outstanding Incentive Awards

.  Subject to the rules set forth in Section 8.7 and Section 8.13, respectively, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that  (i) is not adverse to the Grantee to whom such Incentive Award was granted, (ii) is consented to by such Grantee and (iii) does not cause the Incentive Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A or is not exempt under Code Section 409A (unless otherwise determined by the Committee).  Notwithstanding the above provisions of this subsection, no amendment or modification of an Incentive Award, other than pursuant to Section 7.6 hereof shall be made to the extent such modification results in any Stock Option with an exercise price less than 100% of the Fair Market Value per Share on the date of grant.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 under the Exchange Act, the rules of the New York Stock Exchange or any other national stock exchange or inter-dealer quotation system upon which the Common Stock is listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the discretion and authority to grant Incentive Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Incentive Awards.

Delegation of Authority

.  The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, including, without limitation, the authority to recommend Grantees and the forms and terms of their Incentive Awards; provided, however, the Committee may not delegate to any Person the authority (i) to grant Incentive Awards or (ii) while the Company is a Publicly Held Corporation, to take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Sarbanes-Oxley Act of 2002.

Limitation of Liability

. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report, opinion, calculation or other information furnished by any officer or employee of the Company or an Affiliate, the Company’s independent certified public accountants, counsel or other advisors to the Company, or any consultant, attorney, accountant or other advisor retained by the Committee to assist in the administration of the Plan.  Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, decision, construction or determination made in good faith in connection with the Plan or any Incentive Award.

Expenses of Committee

.  The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan.  All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

Surrender of Previous Incentive Awards

.  Subject to Section 7.10, the Committee may, in its discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and cancelled.  No surrender of Incentive Awards shall be made under this Section 1.3(h) if such surrender causes any Incentive Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A, unless otherwise determined by the Committee.

Indemnification

.  Each individual who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such individual shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which each such individual may be entitled (i) under the Company’s Articles or Certificate of Incorporation or Bylaws, (ii) pursuant to any separate indemnification or hold harmless agreement with the Company or an Affiliate, (iii) as a matter of law, contract or otherwise, or (iv) any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

1.4	Shares of Common Stock Available for Incentive Awards

Subject to adjustment under Section 7.6, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) 15,810,811 Shares of Common Stock (the “Share Reserve”).  Pursuant to Section 1.5, the number of such reserved Shares for Incentive Awards granted under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder.

Subject to adjustment under Section 7.6, the number of Shares which may be granted as Restricted Stock Awards, Restricted Stock Units or Other Stock-Based Awards, in the aggregate, shall be one hundred percent (100.00%) of the Share Reserve.  The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan reserve as it deems appropriate and consistent with Sections 1.4 and 1.5.

1.5	Share Pool Adjustments for Awards and Payouts

The following Incentive Awards shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

(a)Stock Option;

(b)SAR in Shares;

(c)Restricted Stock Award;

(d)Restricted Stock Unit in Shares; and

(e)Other Stock-Based Award in Shares.

Shares subject to an Incentive Award shall not be issued or transferred to a Grantee, and shall cease to be issuable or transferable to a Grantee, due to forfeiture, termination, expiration or cancellation, in whole or in part, of such Incentive Award for any reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company due to the Grantee’s failure to comply with the terms and conditions of an Incentive Award or for any other reason.  The Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the Share reserve in Section 1.4, and thus may be used thereafter for grants of additional Incentive Awards under the Plan. The following additional parameters shall apply:

(a)To the extent an Incentive Award is settled or paid in cash, Shares subject to such Incentive Award will not be considered to have been issued and thus will not be applied against the Share Reserve.

(b)To the extent that any outstanding Incentive Award that is to be settled in Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions thereof, or otherwise terminates without an issuance of Shares being made thereunder, the Share Reserve shall be credited with the number of Shares covered thereby and such Shares may be made subject to future Incentive Awards under the Plan.

(c)If an Incentive Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in

Shares.  To the extent an Incentive Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance pursuant to such Incentive Award will again be deemed available for issuance under Section 1.4, and the Share Reserve shall be reduced only by the number of Shares actually issued and transferred to the Grantee.

(d)Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award shall not increase the Share Reserve.

1.6	Common Stock Available

The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) Shares to be purchased or acquired by the Company.  No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.7	[Reserved.]
1.8	Participation

Eligibility

.  Incentive Awards may be granted only to individuals who, at the time of grant, are Employees, Consultants, and/or Outside Directors. The Committee shall from time to time designate those Employees, Consultants, and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which shall be granted to each such individual, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan.  A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

Insiders

.  No Insider shall be eligible to be granted an Incentive Award that is subject to Rule 16a-3 under the Exchange Act unless and until such Insider has granted a limited power of attorney to those officers of the Company who have been designated by the Committee for purposes of future required filings under the Exchange Act.

(c)Limitation on Outside Director Awards. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Incentive Awards granted to any Outside Director during any single calendar year shall not exceed $750,000.

1.9	Types of Incentive Awards

The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Other Stock-Based Awards, or any combination of the foregoing.

Section 2.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1	Grant of Stock Options

The Committee is authorized to grant Nonstatutory Stock Options to Employees, Consultants, and/or Outside Directors in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion.  Successive grants may be made to the same Grantee regardless whether any Stock Option previously granted to such person remains unexercised.  No “incentive stock option,” as defined in Code Section 422, may be granted under the terms of the Plan.

2.2	Stock Option Terms

Written Agreement

.  Each grant of a Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee and included in the Grantee’s Incentive Agreement, and such provisions need not be uniform among all Stock Options issued pursuant to the Plan.

Number of Shares

.  Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

Exercise Price

.  The exercise price per Share of Common Stock under each Stock Option shall be (i) not less than 100% of the Fair Market Value per Share on the date the Stock Option is granted and (ii) specified in the Incentive Agreement.  Each Stock Option shall specify the method of exercise which shall be consistent with Section 2.3(a).

Term

.  In the Incentive Agreement, the Committee shall fix the term of each Stock Option.  In the event no term for the Stock Option is set out in the Incentive Agreement, the term of any other Stock Option grant under the Plan shall be ten (10) years, in each case from the grant date.

Exercise

.  The Committee shall determine the time or times at which a Stock Option may be exercised, in whole or in part.  Each Stock Option may specify the required period of continuous Employment and/or the Performance Criteria to be achieved before the Stock Option or portion thereof will become exercisable.  Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated Performance Criteria, may specify a minimum level of achievement in respect of the specified Performance Criteria below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the Performance Criteria. All such particular terms and conditions of the Stock Option shall be set forth in the Grantee’s Incentive Agreement.

No Reloads

.  Incentive Agreements for Stock Options shall not contain any provision entitling a Grantee to the automatic grant of additional Stock Options in connection with the exercise of the original Stock Option.

2.3	Stock Option Exercises

Method of Exercise and Payment

.  Stock Options shall be exercised by the delivery of a notice of exercise to the Company or its designee, which must be received as of a date set by the Company in advance of the effective date of the proposed exercise.  The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent; or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above.

Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised.  Unless otherwise permitted by the Committee in its discretion, the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial accounting reporting purposes.

The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “cashless exercise” by establishing procedures satisfactory to the Committee with respect thereto), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.  At the direction of the Grantee, a broker may either (i) sell all of the Shares received when the Option is exercised and pay the Grantee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker); or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Grantee (either directly or through the Company) a stock certificate for the remaining Shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act while the Company is a Publicly Held Corporation.  Moreover, in no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a “cashless exercise,” if such form of consideration would violate the Sarbanes-Oxley Act of 2002, as determined by the Committee.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, evidence of ownership for the number of Shares purchased under the Stock Option.

Subject to Section 7.4, during the lifetime of a Grantee, each Option granted to the Grantee shall be exercisable only by the Grantee (or his or her legal guardian in the event of his or her Disability) or by a broker-dealer acting on his or her behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

Restrictions on Share Transferability

.  The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any shareholders’ agreement, buy/sell agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees; (ii) any applicable federal securities laws; (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded; or (iv) any blue sky or state securities law applicable to such Shares.  Any certificate issued to evidence Shares issued upon the exercise of a Stock Option may bear such legends and statements as the Committee shall deem advisable to assure compliance with applicable federal and state laws and regulations.

Any Grantee or other Person exercising a Stock Option shall be required, if requested by the Committee, to give a written representation that the Stock Option and the Shares subject to the Stock Option will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its discretion, may release any Person receiving an Stock Option from any such representations either prior to or subsequent to the exercise of the Stock Option.

Proceeds of Option Exercise

.  The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

2.4	Stock Appreciation Rights

Grant

.  The Committee may grant Stock Appreciation Rights to any Employee, Consultants, and/or Outside Director.  A SAR is the right to receive an amount equal to the Spread with respect to a Share upon the exercise of the SAR.  SARs may be granted in tandem with the grant of a Stock Option, in which case the Incentive Agreement will provide that (1) the SAR shall be cancelled when and to the extent the related Stock Option is exercised and (2) the exercise of the SAR will result in the surrender of the right to purchase the Share under the Stock Option as to which the SAR was exercised.  Alternatively, SARs may be granted independently of Stock Options, in which case the grant of SARs shall be evidenced by an Incentive Agreement.  Any SARs granted under the Plan are intended to satisfy the requirements under Code Section 409A to the effect that such SARs do not provide for the deferral of compensation that is subject to taxation under Code Section 409A.

General Provisions

.  The terms and conditions of each SAR shall be evidenced by an Incentive Agreement.  The exercise price per Share shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of the SAR.  The term of the SAR shall be determined by the Committee but shall not be greater than ten (10) years from the date of grant.  The Committee shall not include any feature for the deferral of compensation other than deferral of the recognition of income until exercise of the SAR.

Exercise

.  SARs shall be exercisable subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the SAR grant.  No SAR granted to an Insider may be exercised prior to six (6) months from the date of grant, except in the event of the death or Disability of such Grantee which occurs prior to the expiration of such six-month period if so permitted under the Incentive Agreement.

Settlement

.  Upon exercise of the SAR, the Grantee shall receive an amount equal to the Spread.  The Spread, less applicable withholdings, shall be payable only in cash or in Shares, or a combination of both, as specified in the Incentive Agreement, within 30 calendar days of the exercise date.  In addition, the Incentive Agreement under which such SARs are awarded, or any other agreements or arrangements, shall not provide that the Company will purchase any Shares delivered to the Grantee as a result of the exercise or vesting of the SAR.

Section 3.

RESTRICTED STOCK AWARDS

3.1	Award of Restricted Stock

Grant

.  With respect to a Grantee who is an Employee, Consultants, or Outside Director, Shares of Restricted Stock may be awarded by the Committee with such restrictions during the Restriction Period as the Committee shall designate in its discretion.  Any such restrictions may differ with respect to a particular Grantee.  Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement and, during the Restriction Period, such Shares of Restricted Stock must remain subject to a “substantial risk of forfeiture” within the meaning given to such term under Code Section 83.  Any Restricted Stock Award may, at the time of grant, be designated by the Committee as a Performance-Based Award.

Immediate Transfer Without Immediate Delivery of Restricted Stock

.  Unless otherwise specified in the Grantee’s Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, Consultants, or Outside Director, as applicable, thus entitling such Grantee to all voting, dividend, and other ownership rights in such Shares.

As specified in the Incentive Agreement, a Restricted Stock Award may or may not limit the Grantee’s voting and/or dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer.  In the Incentive Agreement, the Committee may apply any restrictions to the voting or dividend rights that the Committee deems appropriate.  In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Restricted Stock Award with respect to which the dividend is paid.

Shares subject to a Restricted Stock Award, whether or not under a Performance-Based Award, may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the Grantee’s Incentive Agreement.  The Company or Committee (or their delegates) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

Other Terms and Conditions

.  Unless provided otherwise in the Grantee’s Incentive Agreement for a Restricted Stock Award, (i) the Grantee shall not be entitled to delivery of the stock certificate until the forfeiture restrictions have expired, (ii) the Company shall retain custody of the Shares until the forfeiture restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the Shares until the forfeiture restrictions have expired, (iv) a breach of the terms and conditions established by the Committee in the Grantee’s Incentive Agreement shall result in a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to Shares subject to a Restricted Stock Award directly to the Grantee, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares; provided, however, in the absence of any other restrictions pertaining to the payment of any dividends or dividend equivalents, the same vesting standards that apply to the underlying Shares of Restricted Stock shall also apply to the related dividends or dividend equivalents.  At the time a Restricted Stock Award is granted, the Committee may, in its discretion, prescribe in the Grantee’s Incentive Agreement such additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of Employment (by retirement, disability, death, or otherwise) of the Grantee prior to expiration of the forfeitures restrictions.

Payment for Restricted Stock

.  The Committee shall determine the amount and form of any payment for Shares received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Grantee shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards

.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Shares subject to a Restricted Stock Award and, upon such vesting, all forfeiture restrictions applicable to such Restricted Stock Award shall terminate as of such date.

Any action by the Committee pursuant to this paragraph may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee.

3.2	Restrictions

Forfeiture of Restricted Stock

.  A Restricted Stock Award may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), and a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, a Restricted Stock which is subject to restrictions that are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.  Any such restrictions shall be set forth in the Grantee’s Incentive Agreement.  The Grantee cannot sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares of Restricted Stock until the Restriction Period has expired.

Issuance of Certificates

.  Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, which is registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares.  Each such stock certificate shall bear the following legend or any other legend approved by the Company:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Ultra Petroleum Corp. 2017 Stock Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Ultra Petroleum Corp.  A copy of the Plan and Incentive Agreement are on file in the main corporate office of Ultra Petroleum Corp.

Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock unless and until such Shares vest pursuant to the terms of the Incentive Agreement.

Removal of Restrictions

.  The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is necessary or appropriate.

3.3	Delivery of Shares of Common Stock

Subject to withholding taxes under Section 8.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions.

Section 4.

Restricted Stock Units

4.1	Grant of RSUs

The Committee may grant Restricted Stock Units to a Grantee who is an Employee, Consultants, or Outside Director, as selected in the discretion of the Committee, in such amounts as shall be determined by the Committee in its discretion.  Each grant of RSUs will be evidenced by an Incentive Agreement that sets forth the number of RSUs covered by the Incentive Award and the terms, conditions, restrictions and other provisions applicable to the RSUs as may be specified by the Committee consistent with the terms of the Plan, including, without limitation, provisions relating to compliance with, or exemption under, Code Section 409A.  The Committee may award Restricted Stock Units to a Grantee that are payable in Shares or cash, or in a combination thereof.

4.2	Restrictions and Lapse of Restrictions on RSUs.

RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose in the Incentive Agreement including, without limitation, provisions relating to compliance with, or exemption under, Code Section 409A.  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or continued service requirements, or otherwise, as determined by the Committee and set forth in the Grantee’s Incentive Agreement.  A Grantee of RSUs may not transfer RSUs, or any interest or portion in any RSU, to any other Person for any reason, unless the Incentive Agreement expressly allows such transfer and it is permitted without incurring taxation under Code Section 409A.

4.3	Settlement of RSUs.

RSUs shall become payable to a Grantee at the time or times set forth in the Incentive Agreement, which may be upon or following vesting of the Incentive Award. RSUs may be paid in cash, Shares or a combination thereof, as determined by the Committee and set forth in the Grantee’s Incentive Agreement, subject to any applicable withholding taxes.

4.4	No Rights as a Stockholder.

The Grantee shall have no rights as a stockholder with respect to any Incentive Award of RSUs until such time as Shares are paid and delivered to the Grantee in settlement of the RSUs pursuant to the terms of Grantee’s Incentive Agreement.

Section 5.

other stock-based awards

5.1	Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to Grantees that are payable in Shares or in cash, as determined in the discretion of the Committee to be consistent with the goals of the Company. Other types of Stock-Based Awards that are payable in Shares include, without limitation, purchase rights, Shares awarded that are not subject to any restrictions or conditions, Shares awarded subject to the satisfaction of specified Performance Criteria, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the performance of a specified Affiliate, or a division, business unit, or department of the Company or an Affiliate, and settlement in cancellation of rights of any Person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Affiliate.  As is the case with other types of Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to, or in tandem with, any other Incentive Awards.  Other Stock-Based Awards that are payable in Shares are not intended to be deferred compensation subject to taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.  Other Stock-Based Awards need not be subject to any Performance Criteria or to forfeiture, and thus may be awarded without any vesting requirements.  The purchase price, if any, for Shares issued pursuant to an Other Stock-Based Award shall be determined by the Committee in its discretion.

As is the case with other types of Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to, or in tandem with, any other Incentive Awards.  Other Stock-Based Awards that are payable in Shares are not intended to be deferred compensation subject to taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.

5.2	Other Stock-Based Award Terms

Written Agreement

.  All terms and conditions of an Other Stock-Based Award shall be determined by the Committee and set forth in the Grantee’s Incentive Agreement.

Purchase Price

.  Except if an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, but only to the extent permitted under the Plan, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services rendered (in the case of authorized and unissued Shares), or to be rendered, by the Grantee, or (ii) as otherwise specified in the Incentive Agreement.

Performance Criteria and Other Terms

.  The Committee may specify Performance Criteria for (i) vesting in an Other Stock-Based Award and (ii) payment thereof to the Grantee, as the Committee may determine in its discretion.  The extent to which any such

Performance Criteria have been met shall be determined and certified by the Committee in accordance with Section 6.

Section 6.

Performance-based awards and performance criteria

6.1	Performance Criteria

As determined by the Committee at the time of grant, a Performance-Based Award may be granted subject to performance objectives relating to one or more of the following Performance Criteria or any other Performance Criteria determined in the Committee’s discretion:

(a)profits (including, but not limited to, profit growth, net operating profit or economic profit);

(b)profit-related return ratios;

(c)return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

(d)cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

(e)earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes);

(f)net sales growth (measured in dollars or in volumes of hydrocarbon production or based on other objective criteria as specified by the Committee);

(g)net earnings or income (before or after taxes, interest, depreciation and/or amortization);

(h)gross, operating or net profit margins;

(i)productivity ratios;

(j)share price (including, but not limited to, growth measures and total shareholder return);

(k)turnover of assets, capital, or inventory (including, but not limited to, reserve additions or revisions, and economic value added from reserves);

(l)expense targets (including, but not limited to, reserve replacement costs and finding and development costs);

(m)margins;

(n)measures of health, safety or environment;

(o)operating efficiency (including, but not limited to, project completion time, budget goals, operational downtime, rig utilization, and similar matters);

(p)customer service or satisfaction;

(q)market share;

(r)credit quality;

(s)debt ratios (including, but not limited to, debt to equity and debt to total capital); and

(t)working capital targets.

Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period.  In the Incentive Agreement, the Committee shall designate one or more Performance Criteria for each granted Incentive Award that is intended to be a Performance-Based Award.

The Performance Criteria specified in any Incentive Agreement need not be applicable to all Incentive Awards, and may be particular to an individual Grantee’s function, Affiliate or business unit.  The Committee may establish the Performance Criteria of the Company, any Affiliate or business unit, as determined and designated by the Committee, in its discretion, in the Grantee’s Incentive Agreement for the Performance-Based Award.

6.2	Adjustments of Performance-Based Awards

The Committee may provide in any Performance-Based Award, at the time the Performance Criteria are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified event that occurs during a Performance Period, including the following:  (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals and charges for reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; (g) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225.20, “Income Statement — Extraordinary and Unusual Items” (or any successor thereto); and (h) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. Notwithstanding the foregoing, the Committee may, at its discretion, reduce the Performance Criteria (or results thereof) upon which Performance-Based Awards are provided in order to offset any unintended result(s) arising from events not anticipated when the Performance Criteria were established, or for any other purpose.

6.3	Discretionary Adjustments

The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Performance-Based Award made to Grantee, but discretion to lower or reduce the Performance-Based Award is permissible.  The Committee may exercise negative discretion to determine that the portion of a Performance-Based Award actually earned, vested or payable (as applicable) shall be less than the portion that would be earned, vested or payable based solely upon application of the applicable Performance Criteria as set forth in the Grantee’s Incentive Agreement.

6.4	Certification

The Performance-Based Award, and payment for any Performance-Based Award under the Plan with respect to a relevant Performance Period, will be contingent upon the attainment of the Performance Criteria as set forth in the Grantee’s Incentive Agreement.

6.5	Other Considerations

All Performance-Based Awards under the Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary or appropriate to effectuate the purpose of this Section 6.  Notwithstanding anything to the contrary contained within this Section 6, any award outstanding on the Effective Date that is intended to qualify as “performance based compensation”, as defined under Code Section 162(m) prior to the passage of Public Law 115-97, otherwise known as the Tax Cuts and Jobs Act, shall be administered in compliance with the Prior Plan so that any such award will continue to so qualify.

Section 7.

PROVISIONS RELATING TO PLAN PARTICIPATION

7.1	Incentive Agreement

Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee.  The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award.  Such terms need not be uniform among all Grantees or any similarly situated Grantees.  The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (a) shall not disclose any confidential information acquired during Employment with the Company, (b) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) shall not interfere with the employment or other service of any Employee, (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (e) shall forfeit an Incentive Award if terminated for Cause, (f) shall not be permitted to make an election under Code Section 83(b) when applicable, and (g) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a shareholders’ agreement, buy-sell agreement, or other agreement restricting the transferability of Shares by Grantee.  An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.  The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

Unless otherwise determined by the Committee and set forth in the applicable Incentive Award Agreement, Incentive Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

7.2	No Employment Rights Conferred

Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

7.3	Securities Requirements

The Company shall be under no obligation to effect the registration of any Shares to be issued hereunder pursuant to the Securities Act of 1933 or to effect similar compliance under any state securities laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award.  During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE

SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO ANY APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

7.4	Transferability

Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code Section 414(p)); provided, however, only with respect to Incentive Awards consisting of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family members, (iii) a partnership in which such Immediate Family members are the only partners, or (iv) any other entity owned solely by Immediate Family members; provided that (A) there may be no consideration for any such transfer, (B) the Incentive Agreement pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7.4, (C) subsequent transfers of transferred Nonstatutory Stock Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence, and (D) there may be no transfer of any Incentive Award in a listed transaction as described in IRS Notice 2003-47 (or its successor).  Following any permitted transfer, the Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, however, the term “Grantee” shall be deemed to refer to the transferee.  The events of termination of employment, as set out in Section 7.7 and in the Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise.  In addition, the Company and the Committee shall have no obligation to provide any notices to any Grantee or any permitted transferee of an Incentive Award, including, for example, notice of the expiration of an Incentive Award following the original Grantee’s termination of employment.

The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute a transfer of the Incentive Award.  No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.4 shall be void and ineffective.  All determinations under this Section 7.4 shall be made by the Committee in its discretion.

Except as provided in this Section 7.4, Incentive Awards may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee’s legally authorized representative as determined by the Committee.

7.5	Rights as a Shareholder

No Shareholder Rights

.  Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a shareholder with respect to any Shares until the issuance of a stock certificate or other record of ownership for such Shares.

Representation of Ownership

.  In the case of the exercise of an Incentive Award by a Person acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such Person.  The Committee may also require such consents and releases of taxing authorities as it deems advisable.

7.6	Change in Stock and Adjustments

Changes in Law or Circumstances

.  Subject to Section 7.8 (which only applies in the event of a Change in Control), in the event of any change in applicable law or any change in circumstances which results in or would result in dilution of any rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should so determine, in its discretion, that such change equitably requires an adjustment in the number or kind of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the Option Price or other price per Share for outstanding Incentive Awards, but shall not result in the grant of any Stock Option with an exercise price that is less than 100% of the Fair Market Value per Share on the date of grant.  The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

Exercise of Corporate Powers

.  The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or an Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

Recapitalization of the Company

.  Subject to Section 7.8 (which only applies in the event of a Change in Control), if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Option Price or Fair Market Value of the outstanding Incentive Awards shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Option Price or Fair Market Value of the outstanding Incentive Awards shall be proportionately increased.  The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this Section 7.6(c).

Issue of Common Stock by the Company

.  Except as hereinabove expressly provided in this Section 7.6 and subject to Section 7.8 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Option Price or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding Shares of Restricted Stock shall be treated in the same manner for such purpose as outstanding unrestricted Shares of Common Stock.

Assumption under the Plan of Outstanding Stock Options

.  Notwithstanding any other provision of the Plan, the Committee, in its discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation.  Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised stock option or other stock-based incentive award; such as, for example, retaining an existing exercise price under an outstanding stock option.  Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall reduce the Shares available for grants as provided in Section 1.4.

Assumption of Incentive Awards by a Successor

.  Subject to the accelerated vesting and other provisions of Section 7.8 that apply in the event of a Change in Control, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of Shares which the Grantee would have received had the Grantee exercised the

Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options).  For this purpose, Shares of Restricted Stock shall be treated in the same manner as unrestricted outstanding Shares of Common Stock.

A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof).  In the event of a Corporate Event, the Committee shall take whatever other action it deems to be appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

Notwithstanding the previous paragraph of this Section 7.6(f), but subject to the accelerated vesting and other provisions of Section 7.8 that apply in the event of a Change in Control, in the event of a Corporate Event (described in the previous paragraph), the Committee shall have the right and power to effectuate one or more of the following alternatives, in its discretion, with respect to outstanding Incentive Awards, which may vary among individual Grantees and Incentive Awards held by any individual Grantee:

(i)

cancel, effective immediately prior to the occurrence of the Corporate Event, an outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; provided, however, this subsection (i) shall be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the Corporate Event if the Grantee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award after the expiration of six (6) months from the date of grant; or

(ii)

provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the Option Price or exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or

(iii)

provide that thereafter upon the exercise of an Incentive Award that was previously granted, the Grantee shall be entitled to purchase or receive under such Incentive Award, in lieu of the number of Shares then covered by such Incentive Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of the Corporate Event if, immediately prior to such Corporate Event, the Grantee had been the holder of record of the number of Shares then covered by such Incentive Award; provided, however, if such consideration is not solely common stock of the successor corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received to be solely common stock of the successor corporation that is equal to the Fair Market Value of the per Share consideration received by the holders of Shares as the result of the Corporate Event; or

(iv)	provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 7.6(f).

7.7	Termination of Employment, Death, Disability and Retirement

Termination of Employment

.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement or the Plan, if the Grantee’s Employment is terminated for any reason other than due to his or her death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his or her Incentive Agreement, the Grantee shall be entitled to exercise his or her rights only with respect to the portion of the Incentive Award that was vested as of his or her termination of Employment date for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) ninety (90) days after the date of his or her termination of Employment.

Termination of Employment for Cause

.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, in the event of the termination of a Grantee’s Employment for Cause, all vested and non-vested Stock Options and other Incentive Awards granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m. (CST) on the date of such termination of Employment.

Retirement

.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the termination of Employment due to the Grantee’s Retirement:

(i)	any non-vested portion of any outstanding Option or other Incentive Award shall immediately terminate and no further vesting shall occur; and
(ii)

any vested Option or other Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of one (1) year after the date of his or her termination of Employment due to Retirement.

Disability or Death

.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon termination of Employment as a result of the Grantee’s Disability or death:

(i)	any non-vested portion of any outstanding Option or other Incentive Award shall immediately terminate upon termination of Employment and no further vesting shall occur; and
(ii)

any vested Incentive Award shall expire on the earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the one year anniversary date of the Grantee’s termination of Employment date.

The Committee shall determine whether a Disability for purposes of this Section 7.7(d) has occurred.

Continuation

.  Subject to the conditions and limitations of the Plan and applicable law and regulation, in the event that a Grantee ceases to be an Employee, Consultants, or Outside Director, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award; (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award; or (iii) to any other change in the terms and conditions of the Incentive Award.  In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee’s Incentive Agreement shall be required.  No amendment to a Grantee’s Incentive Award shall be made to the extent compensation payable pursuant thereto as a result of such amendment would be considered deferred compensation that is subject to taxation under Code Section 409A, unless otherwise determined by the Committee.

7.8	Change in Control

(a)For any Awards granted after the Effective Date of this Plan and notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), no such Awards will vest solely as a result of a Change in Control unless expressly provided otherwise in the individual Grantee’s Incentive Agreement (in which case the Incentive Agreement will control) or unless otherwise determined by the Committee.

(b)As used herein and for all purposes of this Plan, the term “Change in Control” means the occurrence of any one or more of the following events:

(i)

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) either (A) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (B) acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company or any Subsidiary, (y) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in Section 7.8(b)(iii)(A)-(B) (below) are satisfied; or

(ii)

The consummation of a Merger involving the Company or a Subsidiary of the Company, unless immediately following such Merger, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the Company or the corporation resulting from such Merger with the Company (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (B) at least a majority of the members of the board of directors of the Company or the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or

(iii)

The sale or other disposition, during a 12-month period, of more than forty percent (40%) of the assets of the Company and its Subsidiaries on a consolidated basis, unless immediately following such sale or other disposition, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (B) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(c)For any Awards granted under the Prior Plan, the provisions of Section 7.8 of the Prior Plan shall continue to apply to any such awards notwithstanding any changes to the contrary contained within this Plan as of the Effective Date.

Notwithstanding any of the foregoing provisions of this Section 7.8, to the extent that any payment (or acceleration of payment) hereunder is considered to be deferred compensation that is subject to, and not exempt under, Code Section 409A, then the term Change in Control hereunder shall be construed to have the meaning as set forth in Code Section 409A with respect to the payment (or acceleration of payment) of such deferred compensation, but only to the extent inconsistent with the foregoing provisions of the Change in Control definition (above) as determined by the Incumbent Board.

In the event that any acceleration of vesting pursuant to an Incentive Award and any other payment or benefit received or to be received by a Grantee under the Plan in connection with a Change in Control or a Corporate Event would subject a Grantee to any excise tax pursuant to Code Section 4999 (which excise tax would be the Grantee’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, the Grantee may elect, in his or her discretion, to reduce the amount of any acceleration of vesting, payment or benefit called for under an Incentive Award in order to avoid such characterization, provided that, if the Grantee so elects, the reduction will be made by the Committee, in its sole discretion, in a manner intended to provide the greatest economic benefit to the Grantee.  The determination of whether a Grantee would be subject to any excise tax pursuant to Code Section 4999 shall be made by legal counsel or an accounting firm selected by the Company in its sole and absolute discretion, with any such determination to be binding on the Grantee and all other parties.

7.9	Exchange of Incentive Awards

Subject to Section 7.10, the Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his or her rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.  No exchange of Incentive Awards shall be made under this Section 7.9 if such surrender causes any

Incentive Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A unless otherwise determined by the Committee.

7.10	Repricing Prohibited

Except as contemplated by the provisions of Section 7.6, outstanding Stock Options and Stock Appreciation Rights will not be “repriced” for any reason without the prior approval of the Company’s shareholders. For purposes of the Plan, a “repricing” means lowering the Option Price of an outstanding Stock Option or SAR or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a tandem cancellation of a Stock Option or SAR at a time when its Option Price exceeds the fair market value of the underlying Common Stock and exchange for another Stock Option, SAR, other Incentive Award, other equity security or a cash payment.

Section 8.

GENERAL

8.1	Effective Date and Grant Period

The Plan shall be effective upon the Effective Date.  No Incentive Awards may be granted under the Plan on or after the date which is ten (10) years following the Effective Date.  The Plan shall remain in effect until all Incentive Awards granted under the Plan have been satisfied or expired.

8.2	Funding and Liability of Company

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets.  In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan.  Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto.  The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto.  Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  The Company, Affiliate, Board, and Committee shall not be required to give any security or bond for the performance of any obligation that may be created by the Plan.

8.3	Withholding Taxes

Tax Withholding

.  The Company or any Affiliate is authorized to withhold from any Incentive Award, from any payment due or transfer made under the Incentive Award or the Plan, or from any compensation or other amount owing to a Grantee, the amount (in cash, Shares, other securities, other Incentive Awards or other property) of any applicable withholding taxes with respect to an Incentive Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Incentive Award or under the Plan, and to take any other action that is necessary, in the opinion of the Company or Affiliate, to satisfy all obligations for the payment of the taxes.  Notwithstanding the foregoing, in the event of an assignment or transfer of a Nonstatutory Stock Option pursuant to Section 7.4, the Grantee who assigns the Nonstatutory Stock Option shall remain subject to withholding taxes upon exercise of the Nonstatutory Stock Option by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Payment for such tax shall be required to be made prior to the delivery of any Shares. The payment may be made in cash, by check, or through the delivery of Shares owned by the Grantee or transferee (which may be effected by the actual delivery of Shares or by the Company’s withholding of a number of Shares to be issued upon the exercise of a Nonstatutory Stock Option, if applicable), which Shares have an aggregate Fair Market Value up to the maximum withholding payment permissible without affecting the accounting treatment of the Incentive Award, or any combination thereof.

Share Withholding

.  With respect to tax withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Award, the Grantee may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the maximum withholding permissible without affecting the accounting treatment of the Incentive Award.  All such elections shall be made in writing, signed by the Grantee, and remain subject to any restrictions or limitations that the Committee, in its discretion, deems to be appropriate.

8.4	No Guarantee of Tax Consequences

Neither the Company nor any Affiliate nor the Board nor the Committee makes any commitment or guarantee to any Grantee or other Person that any federal, state, local or foreign tax treatment will apply or be available to any Grantee or other Person participating or eligible to participate hereunder.

Neither the Company nor any Affiliate nor the Board, nor the Committee shall be liable to any Grantee or any other Person as to any tax consequences expected, but not realized, or realized, but not expected, by any Grantee or other Person due to the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving any Incentive Award. Although the Company and its Affiliates may endeavor to (a) qualify an Incentive Award for favorable tax treatment in a jurisdiction or (b) avoid adverse tax treatment for an Incentive Award, the Company makes no representation to that effect and expressly disavows any covenant or other obligation to obtain or maintain any favorable or avoid any unfavorable tax treatment.

8.5	Designation of Beneficiary by Grantee

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee (or its delegate), and received and accepted during the Grantee’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

8.6	Deferrals

Subject to any requirements that apply to preclude taxation under Code Section 409A, the Committee in its discretion, may permit a Grantee to defer the receipt of the payment of cash or the delivery of Shares under the terms of his or her Incentive Agreement that would otherwise be due and payable by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or another form of Incentive Award.

8.7	Amendment and Termination of Plan

The Board shall have the power and authority to terminate or amend the Plan at any time in its discretion; provided, however, the Board shall not, without the approval of the shareholders of the Company within the time period required by applicable law:

(a)except as provided in Section 7.6, increase the maximum number of Shares that may be issued under the Plan pursuant to Section 1.4;

(b)amend the requirements as to the class of Employees eligible to receive Incentive Awards under the Plan;

(c)extend the term of the Plan;

(d)while the Company is a Publicly Held Corporation (i) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act (to the extent Section 16 of the Exchange Act is applicable to the Company) or (ii) delete or limit the provisions of Section 7.10 (repricing prohibition).

In addition, to the extent that the Committee determines that (x) the listing for qualification requirements of any national securities exchange or quotation system on which the Common Stock is then listed or quoted, if applicable, or (y) any provision of the Code (or regulations promulgated thereunder), require shareholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the amendment of the Plan shall not be effective unless approved by the requisite vote of the shareholders of the Company entitled to vote thereon.

Subject to the provisions of the last paragraph of this Section 8.7, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair the rights of any Grantee under any Incentive Award previously granted under the Plan without such Grantee’s consent; provided, however, such consent shall not be required with respect to any Plan amendment, modification or other such action if the Committee determines, in its discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.

The Committee may waive any conditions or restrictions under, amend or modify the terms and conditions of, or cancel or terminate any outstanding Incentive Award at any time and from time to time; provided, however, subject to Section 7.10 and the provisions of the last paragraph of this Section 8.7 and the provisions of the applicable Incentive Agreement, no such amendment, modification, cancellation or termination shall impair the rights of a Grantee under an Incentive Award without such Grantee’s consent; provided, however, such consent shall not be required with respect to any amendment, modification or other such action if the Committee determines, in its discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.

Notwithstanding any other provision of the Plan or any Incentive Agreement to the contrary, the Committee may, in its discretion and without the consent of any Grantee, amend the Plan or any Incentive Agreement, to take effect retroactively or otherwise, as it deems to be necessary in order for the Company, the Plan, the Incentive Award or the Incentive Agreement to satisfy or conform to any applicable law, regulation or rule, or to meet the requirements of any applicable accounting standard.

8.8	Requirements of Law and Securities Exchanges.

The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing Shares delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law or regulation.  The Committee may cause a legend or legends to be placed upon such certificates to make appropriate reference to such restrictions.

The Company shall not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would constitute a violation by the Grantee or any other individual exercising the Incentive Award, or the Company, of any provision of any law or regulation of any governmental authority, including without limitation, any federal or state securities law or regulation.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Incentive Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase or sale of Shares hereunder, no Shares may be issued or purchased or sold to the Grantee or any other individual pursuant to an Incentive Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Incentive Award.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Incentive Award or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Incentive Award shall not be exercisable until the Shares covered thereby are registered or are exempt from registration, the exercise of such Incentive Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

All Shares issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities laws, rules and regulations and the rules of any securities exchange or similar entity. The Committee may place legends on any certificate evidencing Shares or issue instructions to the transfer agent to reference restrictions applicable to the Shares.

To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) or the rules and regulations of the Securities and Exchange Commission or any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, Incentive Awards shall be subject to clawback or recoupment.

8.9	Treatment for Other Compensation Purposes

The amount of any compensation received or deemed to be received by a Grantee pursuant to an Incentive Award shall not be deemed part of a Grantee’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws, and shall not be included in or have any effect on the determination of benefits under any other compensation or benefit plan, program or arrangement of the Company or an Affiliate, including any retirement or severance benefits plan, unless otherwise expressly provided by the terms of any such other plan, program or arrangement.

8.10	No Obligation to Exercise Awards; No Right to Notice of Expiration Date

An Incentive Award of a Stock Option or a Stock Appreciation Right imposes no obligation upon the Grantee to exercise the Incentive Award.  The Company, its Affiliates and the Committee have no obligation to inform a Grantee of the date on which a Stock Option or SAR is no longer exercisable even if such expiration is not set forth in the Incentive Agreement.

8.11	Rule 16b-3 Securities Law Compliance for Insiders

While the Company is a Publicly Held Corporation, transactions under the Plan with respect to Insiders are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act to the extent Section 16 of the Exchange Act is applicable to the Company.  Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

8.12	Compliance with Code Section 409A

It is intended that Incentive Awards granted under the Plan shall be exempt from, or if not exempt, in compliance with, the applicable requirements to preclude taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.  In that respect, the Company, by action of its Board, reserves the right to amend the Plan, and the Board and the Committee each reserve the right to amend any outstanding Incentive Agreement, to the extent deemed necessary or appropriate, in its discretion, either to exempt such Incentive Award from taxation under Code Section 409A or to comply with the requirements of Code Section 409A to preclude taxation thereunder.

The Plan is intended to comply, and shall be administered consistently in all respects, with Code Section 409A and the regulations and additional guidance promulgated thereunder to the extent applicable. Accordingly, the Company shall have the authority to take any action, or refrain from taking any action, with respect to the Plan or any Incentive Award hereunder that is reasonably necessary to ensure compliance with Code Section 409A (provided that the Company shall choose the action that best preserves the value of payments and benefits provided to Grantee that is consistent with Code Section 409A).  The Plan shall be interpreted in a manner that is consistent with Code Section 409A. In furtherance, but not in limitation of the foregoing:

(a)in no event may a Grantee designate, directly or indirectly, the calendar year of any payment to be made hereunder; and

(b)to the extent that a Grantee is a “specified employee” within the meaning of Code Section 409A, payments, if any, that constitute a “deferral of compensation” under Code Section 409A and that would otherwise become due during the first six months following such Grantee’s termination of Employment shall be delayed and all such delayed payments shall be paid in full in the seventh month after such termination date, provided that the above delay shall not apply to any payment that is excepted from coverage under Code Section 409A, such as a payment covered by the short-term deferral exception under Code Section 409A.

8.13	Notices

Notice From Insiders to Secretary of Change in Beneficial Ownership

.  To the extent Section 16 of the Exchange Act is applicable to the Company, within two business days after the date of a change in beneficial ownership of Shares of Common Stock issued or delivered pursuant to the Plan, each Insider should report to the Secretary of the Company (or his or her delegate) any such change to the beneficial ownership of the Shares that is required to be reported by such Insider by Rule 16(a)-3 under the Exchange Act.  Whenever reasonably feasible, the Insider will provide the Company with advance notification of such change in beneficial ownership.

Notice to Insiders and Securities and Exchange Commission

.  To the extent applicable, the Company shall provide notice to any Insider of any “blackout period,” as defined in Section 306(a)(4) of the Sarbanes-Oxley Act of 2002, in any case in which such Insider is subject to the requirements of Section 304 of said Act in connection with the “blackout period.”

8.14	Pre-Clearance Agreement with Brokers

Notwithstanding anything in the Plan to the contrary, no Shares issued pursuant to the Plan will be delivered to a broker or dealer that receives such Shares for the account of an Insider unless and until the broker or dealer enters into a written agreement with the Company whereby such broker or dealer agrees to report immediately to the Secretary of the Company (or other designated Person) a change in the beneficial ownership of such Shares.

8.15	Successors to Company

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.16	Miscellaneous Provisions

(a)No Employee, Consultant, or Outside Director or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

(b)The expenses of the Plan shall be borne by the Company.

(c)By accepting any Incentive Award, each Grantee and each Person claiming by or through Grantee shall be deemed to have indicated his or her complete acceptance of all the terms and conditions of the Plan and the Incentive Agreement.

(d)The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

8.17	Severability

If any provision of the Plan or any Incentive Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Incentive Award, or would disqualify the Plan or Incentive Award under any law deemed applicable by the Committee, such provision shall be (a) construed or deemed amended to conform to applicable law or (b) if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction, Person or Incentive Agreement, and thereafter the remainder of the Plan and any such Incentive  Agreement shall remain in full force and effect.

8.18	Rules of Construction

The section and other headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan. Unless the context clearly requires otherwise: (a) words of the masculine gender used herein shall include the feminine and neuter;

(b) references to the plural include the singular and to the singular include the plural; (c) the terms “includes” and “including” are not limiting; (d) the term “or” has the inclusive meaning represented by the phrase “and/or”; and (e) any grammatical form or variant of a term defined in the Plan shall be construed to have a meaning corresponding to the definition of the term set forth herein. The terms “hereof,” “hereto,” “hereunder” and similar terms in the Plan refer to the Plan as a whole and not to any particular provision of the Plan.

8.19	Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

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IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer effective as of the Effective Date.

Ultra Petroleum Corp.

By:/s/ Brad Johnson
Brad Johnson
Interim Chief Executive Officer